                                                                     Exhibit 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               CYBER DIALOGUE INC.

                             AIM ACQUISITION I INC.

                 APPLIED INFORMATION MANAGEMENT MARKETING, INC.

                                       and

                            YANKELOVICH HOLDINGS INC.

                            relating to the merger of

                 APPLIED INFORMATION MANAGEMENT MARKETING, INC.

                                  with and into

                             AIM ACQUISITION I INC.

                                   Dated as of

                                February 3, 2000

================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   THE MERGER

SECTION 1.1  The Merger........................................................2
SECTION 1.2  Closing...........................................................2
SECTION 1.3  Effective Time....................................................2
SECTION 1.4  Effects of the Merger.............................................3
SECTION 1.5  Certificate of Incorporation and
                           By-laws of the Surviving Corporation................3
SECTION 1.6  Directors and Officers of the
                           Surviving Corporation...............................3
SECTION 1.7  Supplementary Action..............................................3

                                   ARTICLE II

                            CONVERSION OF SECURITIES

SECTION 2.1  Effect on the Stock of the Constituent Corporations...............4
SECTION 2.2  Exchange of Certificates.........................................10
SECTION 2.3  Stock Options....................................................12


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   AIM AND YHI

SECTION 3.1  Organization.....................................................13
SECTION 3.2  Capitalization...................................................14
SECTION 3.3  Authority........................................................14
SECTION 3.4  Consents and Approvals; No Violations............................15
SECTION 3.5  Financial Statements; Undisclosed
                           Liabilities........................................16
SECTION 3.6  Absence of Certain Changes or Events.............................16
SECTION 3.7  No Default .....................................................18

SECTION 3.8  Litigation.......................................................18
SECTION 3.9  Compliance with Applicable Law...................................18
SECTION 3.10 Contracts........................................................19
SECTION 3.11 Intellectual Property............................................22
SECTION 3.12 Year 2000........................................................25
SECTION 3.13 Taxes............................................................25
SECTION 3.14 Employee Benefit Plans; Labor Relations..........................27
SECTION 3.15 Accounts Receivable..............................................29
SECTION 3.16 Environmental Matters............................................30
SECTION 3.17 Bank Accounts....................................................31
SECTION 3.18 Real Property; Leases; Equipment, Etc............................31
SECTION 3.19 Insurance........................................................33
SECTION 3.20 Absence of Questionable Payments.................................33
SECTION 3.21 Powers of Attorney; Guarantees...................................34
SECTION 3.22 Disclosure.......................................................34
SECTION 3.23 Securities Laws Matters..........................................34
SECTION 3.24 Loans to YHI.....................................................35
SECTION 3.25 Warranty Claims..................................................35
SECTION 3.26 Tax-Free Reorganization..........................................35

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CDI

SECTION 4.1  Organization; Subsidiaries.......................................35
SECTION 4.2  Capitalization...................................................37
SECTION 4.3  Authority........................................................37
SECTION 4.4  Consents and Approvals; No Violations............................38
SECTION 4.5  Financial Statements; Undisclosed
             Liabilities......................................................38
SECTION 4.6  Material Adverse Change..........................................39
SECTION 4.7  No Default ......................................................39
SECTION 4.8  Litigation.......................................................39
SECTION 4.9  Taxes............................................................40
SECTION 4.10 Compliance with Applicable Law...................................40
SECTION 4.11 Merger Sub.......................................................41
SECTION 4.12 CDI Common Stock.................................................41
SECTION 4.13 Disclosure.......................................................42
SECTION 4.14 Tax-Free Reorganization..........................................42

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1  Conduct of Business Pending the Merger...........................42
SECTION 5.2  AIM Covenants....................................................42
SECTION 5.3  CDI Covenants....................................................45
SECTION 5.4  401(k) Plan Transfer.............................................45


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1  Shareholder Approval.............................................46
SECTION 6.2  Access to Information............................................46
SECTION 6.3  Notification of Certain Matters..................................46
SECTION 6.4  Supplemental Disclosure..........................................46
SECTION 6.5  Best Efforts.....................................................47
SECTION 6.6  Certain Employment Agreements....................................47
SECTION 6.7  Merger Sub Board.................................................47
SECTION 6.8  Shareholder Loans ...............................................47
SECTION 6.9  AIM Benefit Plans................................................47
SECTION 6.10 AIM Shareholder Buy/Sell Agreement...............................48
SECTION 6.11 Tax-Free Reorganization..........................................48
SECTION 6.12 Qualification as a Foreign Corporation...........................48


                                   ARTICLE VII

                                   CONDITIONS

SECTION 7.1  Conditions to Each Party's Obligation
             To Effect the Merger.............................................48
SECTION 7.2  Conditions of Obligations of AIM.................................49
SECTION 7.3  Conditions of Obligations of CDI.................................50

                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.1  Termination......................................................52
SECTION 8.2  Effect of Termination............................................53


                                   ARTICLE IX

                             SECURITIES LAW MATTERS

SECTION 9.1  Disposition of Shares............................................53
SECTION 9.2  Legend...........................................................53


                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

SECTION 10.1  Survival Periods.  .............................................54
SECTION 10.2  Indemnification of CDI..........................................54
SECTION 10.3  Indemnification of YHI..........................................56
SECTION 10.4  Indemnification Procedures......................................57
SECTION 10.5  Insurance.......................................................59
SECTION 10.6  Sole Remedies...................................................59

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1  Expenses........................................................59
SECTION 11.2  Brokers or Finders..............................................59
SECTION 11.3  Amendment.......................................................59
SECTION 11.4  Extension; Waiver...............................................60
SECTION 11.5  Notices.........................................................60
SECTION 11.6  Descriptive Headings............................................61
SECTION 11.7  Counterparts....................................................61
SECTION 11.8  Entire Agreement; No Third Party
              Beneficiaries...................................................61

SECTION 11.9  Governing Law; Arbitration......................................62
SECTION 11.10 Publicity.......................................................62
SECTION 11.11 Assignment......................................................62
SECTION 11.12 Specific Performance............................................63



Exhibit A       AIM Board Resolutions Approving Merger
Exhibit B       YHI Board Resolutions Approving Merger
Exhibit C       YHI Sole Stockholder Resolutions Approving Merger
Exhibit D       Merger Sub Board Resolutions Approving
                Merger
Exhibit E       CDI Board Resolutions Approving Merger
Exhibit F       CDI Sole Stockholder Resolutions Approving Merger
Exhibit G       Form of Employment Agreement by and between AIM and
                Scott Morrison
Exhibit H       Form of Nonsolicitation Agreement by and between AIM, CDI
                and YHI
Exhibit I       Lock-up Agreement by and between YHI and SG Cowen
Exhibit J       Services Agreement by and between Applied Information
                Management Marketing, Inc., Cyber Dialogue Inc. and
                Yankelovich Holdings Inc.

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 3, 2000, by and among Cyber Dialogue Inc., a Delaware corporation ("CDI"), AIM Acquisition I Inc., a Delaware corporation and wholly-owned subsidiary of CDI ("Merger Sub"), Yankelovich Holdings Inc., a Delaware corporation ("YHI") and Applied Information Management Marketing, Inc., a Delaware corporation and wholly-owned subsidiary of YHI ("AIM").

                  WHEREAS, each of CDI, Merger Sub, YHI and AIM desires to enter into a transaction whereby AIM will merge with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby issued and outstanding shares of common stock, par value $.01 per share, of AIM ("AIM Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1);

                  WHEREAS, the respective Boards of Directors of CDI, Merger Sub, YHI and AIM have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are advisable and in the best interests of their respective stockholders;

                  WHEREAS, CDI, as the sole stockholder of Merger Sub, and YHI, as the sole stockholder of AIM, have each approved and adopted the Agreement;

                  WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations under the Code, and that this Agreement is intended to be, and hereby is adopted as, a plan of reorganization within the meaning of
Section 368 of the Code.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), AIM shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Effective Time, Merger Sub shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

         SECTION 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, unless another time, date or place is agreed to by the parties hereto. At the Closing, there shall be delivered to CDI and AIM certificates and other documents and instruments required to be delivered under Articles VI and VII hereof.

         SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, a certificate of merger (the "Certificate of Merger") shall be properly executed and duly filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

         SECTION 1.4 EFFECTS OF THE MERGER. At the Effective Time (a) the separate existence of AIM shall cease and AIM shall be merged with and into Merger Sub (AIM and Merger Sub are sometimes referred to herein as the "Constituent Corporations") and (b) the Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Certificate of Incorporation, as amended to effect a name change of Merger Sub to Applied Information Management Marketing, Inc. immediately upon the Effective Time, shall, as a result of the Merger, be the Certificate of Incorporation of the Surviving Corporation; and the By-laws of Merger Sub shall, as a result of the Merger, be the By-laws of the Surviving Corporation.

         SECTION 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of the Surviving Corporation shall be the directors of Merger Sub in office immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the officers of Merger Sub in office immediately prior to the Effective Time, in each case, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

         SECTION 1.7 SUPPLEMENTARY ACTION. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.1 EFFECT ON THE STOCK OF THE CONSTITUENT CORPORATIONS. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of stock of the Constituent Corporations:

                  (a) CANCELLATION OF TREASURY SHARES. Each share of AIM Common Stock held in the treasury of AIM shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) CONVERSION OF AIM COMMON STOCK. Each share of AIM Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with Section 2.1(a), shall automatically be converted into and become the right to receive three thousand dollars ($3,000) and 881.676 fully paid and nonassessable shares of common stock, par value $.01 per share (the "CDI Common Stock"), of CDI (the "Merger Consideration") (for an aggregate Merger Consideration of three million dollars ($3,000,000) and 881,676 shares of CDI Common Stock. As of the Effective Time, all such shares of AIM Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such AIM Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate. In no event shall interest be paid or accrued on the Merger Consideration.

         SECTION 2.2 EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE PROCEDURES. At the Effective Time, the Surviving Corporation shall issue to, and each holder of certificates which immediately prior to the Effective Time represented outstanding AIM Common Stock (the "Certificates") shall receive, upon surrender to the Surviving Corporation of one or more Certificates for cancellation, certificates representing the number of shares of CDI Common Stock and the amount of cash which such holder of Certificates has the right to receive as Merger Consideration pursuant to
Section 2.1.

                  (b) TRANSFER TAXES. If any certificates for any shares of CDI Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the issuance of certificates for such shares of CDI Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Surviving Corporation nor any party hereto shall be liable to a holder of Certificates for any shares of CDI Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat laws.

                  (c) CLOSING TRANSFER BOOKS. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of AIM Common Stock that were outstanding immediately prior to the Effective Time.

         SECTION 2.3 STOCK OPTIONS. At the Effective Time, each then-outstanding option granted by YHI to employees of AIM to purchase shares of YHI common stock, whether or not then exercisable or fully vested ("YHI OPTION"), shall be cancelled by YHI. At such time as the YHI Options are cancelled, CDI shall grant to each employee of AIM that had previously been granted a YHI Option which has been cancelled in accordance with this Section an option ("SUBSTITUTE OPTION") to acquire the number of shares of CDI common stock, rounded down to the nearest whole share, equal to the number of shares of YHI common stock subject to such YHI Option multiplied by the Exchange Ratio (as defined below), at an exercise price per share of CDI common stock, rounded up to the nearest whole cent, equal to the exercise price for each share of YHI common stock subject to such YHI Option divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any YHI Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the exchange formula shall be adjusted if necessary to comply with Section 424(a) of the Code. Each Substitute Option shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to the YHI Option immediately prior to the Effective Time. For purposes of this Section 2.3. the "Exchange Ratio" shall be the fair market value of the YHI common stock as of the Effective Time, divided by $6.27.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AIM
                                     AND YHI

                  AIM and YHI jointly and severally represent and warrant to each of CDI and Merger Sub as follows:

         SECTION 3.1 ORGANIZATION. AIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section 3.1 of the disclosure schedule to be delivered to CDI prior to the date of this Agreement (the "AIM Disclosure Schedule"), AIM is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on AIM. AIM has heretofore delivered to CDI accurate and complete copies of its Certificate of Incorporation and By-laws as in effect as of the date of this Agreement. Section 3.1 of the AIM Disclosure Schedule sets forth a complete and accurate list of all jurisdictions in which AIM is qualified or licensed to do business. AIM has no subsidiaries and, except as set forth in Section 3.1 of the AIM Disclosure Schedule, no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity.

         SECTION 3.2  CAPITALIZATION.

                  (a) The authorized capital stock of AIM consists of 1,000 shares of AIM Common Stock, of which, immediately prior to Closing, 1,000 shares will be issued and outstanding and no shares will be held in treasury. Except as set forth in Section 3.2 of the AIM Disclosure Schedule, all the outstanding shares of AIM Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. Except as set forth above and in Section 3.2 of the AIM Disclosure Schedule, there are no outstanding options, warrants, calls, subscriptions, contracts, voting trusts, proxies or other rights or other agreements or commitments obligating AIM to issue or sell or cause to be issued or sold any shares of capital stock of, or other equity interests in, AIM or securities convertible into or exchangeable for such shares or equity interests.

                  (b) YHI is, and on the Closing Date shall be, the sole record and beneficial owner and holder of all of the shares of AIM Common Stock issued and outstanding, and upon surrender at the Closing, the AIM Common Stock held by YHI will be free and clear of all encumbrances of any nature whatsoever.

         SECTION 3.3 AUTHORITY. Each of YHI and AIM has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of AIM and YHI and approved by YHI as the sole stockholder of AIM, and no other corporate proceedings on the part of AIM or YHI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The resolutions of the Boards of Directors of AIM and YHI and the resolutions of YHI as the sole stockholder of AIM reflecting such approval are attached hereto as Exhibits A, B and C, respectively. This Agreement has been duly and validly executed and delivered by AIM and YHI and constitutes a valid and binding obligation of each of AIM and YHI enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 3.4 of the AIM Disclosure Schedule, and except for filings and approvals which may be required under the DGCL, neither the execution or delivery of this Agreement by AIM and YHI nor the consummation by AIM and YHI of the transac tions contemplated hereby nor compliance by AIM with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of In corporation or By-laws of AIM or YHI, (ii) require any filing with, or authorization, consent or approval of any government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign
(a "Governmental Entity"); (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encum brance of any kind (collectively a "Lien")) or require any authorization, consent or approval under, any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AIM or YHI is a party or by which either of their assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AIM or YHI or any of their respective assets.

         SECTION 3.5  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) Section 3.5(a) of the AIM Disclosure Schedule contains the unaudited balance sheets of AIM as of December 31, 1998 as of October 31, 1999 and the related statements of income for such fiscal year and ten-month period, respectively. The balance sheets fairly present, and the December 31, 1999 balance sheet will fairly present, in all material respects, the financial position of AIM as of their respective dates, and the statements of income fairly present, and the December 31, 1999 statements of income and cash flows will fairly present, in all material respects, the results of operations and cash flows, respectively, of AIM for the periods therein set forth, in each case in accordance with GAAP consistently applied during the periods involved (subject to normal year-end adjustments in the case of the ten-month period ended October 31, 1999 and subject to certain adjustments such as those required pursuant to SEC Staff Accounting Bulletin No. 55 concerning push-down accounting). The audited financial statements for the years ended December 31, 1998 and 1999, and the opinion of Ernst & Young LLP, AIM's certified independent accountant, will be provided to CDI no later than February 14, 2000.

                  (b) Except as set forth in Section 3.5(b) of the AIM Disclosure Schedule, AIM does not have any liabilities or obligations of any material nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that were not fully reflected or reserved against in the balance sheet as of

October 31, 1999, and will not for the year ended December 31, 1999, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice since the date thereof.

                  (c) As of the Effective Time, the revenue backlog is an amount not less than $2.2 million; and Section 3.5(c) of the AIM Disclosure Schedule sets forth a complete list of all contracts comprising this backlog.

         SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.6 of the AIM Disclosure Schedule, since October 31, 1999, AIM has conducted its business only in the ordinary course, and there has not been any:

                  (a) material adverse change in the business, assets, prospects, results of operations or financial condition ("Material Adverse Change") of AIM;

                  (b) change in AIM's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of AIM; issuance of any security convertible into such capital stock; grant of any registration rights by AIM; purchase, redemption, retirement, or other acquisition by AIM of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (c) amendment to the Certificate of Incorporation or By-laws of AIM;

                  (d) payment by AIM of any bonuses or compensation other than regular salary or bonus payments to employees, or increase in the salaries, or payment on any debt of AIM, to any shareholder, director, officer, or employee, or entry into any employment, severance, or similar contract with any director, officer, or employee;

                  (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of AIM;

                  (f) damage to or destruction or loss of any asset or property of AIM, whether or not covered by insurance, in excess of $25,000;

                  (g) termination of, receipt of notice, or actions or omissions which would give rise to a right of termination of any license, maintenance, distributorship, dealer, sales representative, joint venture, credit, or similar agreement that would be reasonably likely to result in a Material Adverse Change of AIM;

                  (h) termination of or receipt of notice of termination of any AIM Contract (as defined in Section 3.10) or transaction involving a total remaining commitment by AIM of at least $10,000;

                  (i) loan or advance by AIM to any person other than sales to customers on credit in the ordinary course of business, or discharge or satisfaction of any material liability except in the ordinary course of business;

                  (j) sale, lease, or other disposition of any material asset or property of AIM;

                  (k) mortgage, pledge, or imposition of any Lien or other encumbrance on any asset or property of AIM;

                  (l) cancellation or waiver of any claims or rights, except in the ordinary course of business, with a value to AIM in excess of $10,000;

                  (m) change in the tax or financial accounting methods used by AIM or change of any election for federal income tax purposes; or

                  (n) agreement, whether oral or written, by AIM to do any of the foregoing.

         SECTION 3.7 NO DEFAULT. Except as set forth in Section 3.7 of the AIM Disclosure Schedule, AIM is not in default or violation (and no event has occurred that with or without notice or lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws, (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AIM is a party or by which its assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to AIM or any of its assets.

         SECTION 3.8 LITIGATION. Except as set forth in Section 3.8 of the AIM Disclosure Schedule, AIM is not a party to any, and there are no pending or, to the knowledge of AIM and YHI, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to AIM, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to AIM any reasonable basis for any such proceedings, claim, action or governmental investiga tion. AIM is not a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

         SECTION 3.9 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in
Section 3.9 of the AIM Disclosure Schedule, AIM has all permits, licenses, franchises and other governmental authorizations necessary and material to conduct its business as presently conducted. The business of AIM is presently being conducted so as to comply in all material respects with all federal, state and local governmental laws, rules, regulations, orders, writs, injunctions and decrees applicable to AIM and AIM has not received notice of violation of, and does not know of any violations of any of the above. To the knowledge of AIM and YHI, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

         SECTION 3.10 CONTRACTS.

                  (a) Sections 3.10(a)(i) through (xii) of the AIM Disclosure Schedule contain a complete and accurate list of each contract, lease, agreement, promise or undertaking (written or oral, express or implied), currently in effect to which AIM is a party and which is described in (i) through (xii) below, respectively (collectively, the "AIM Contracts"):

                  (i) each AIM Contract that involves performance of services or delivery of goods or materials by AIM or to AIM in an amount or value in excess of $25,000 (unless otherwise listed in Section 3.10(a)(ii) through (xii) of the AIM Disclosure Schedule);

                  (ii) each AIM Contract with directors, officers, employees, former employees, agents or consultants, with respect to salaries, bonuses, commissions, percentage compensation, pensions, deferred compensation or retirement payments;

                  (iii) each agreement or arrangement for the sale of any AIM stock, assets, or rights or for the grant of any preferential rights to purchase any AIM stock, assets, or rights or which requires the consent of any third party to the transfer and assignment of any of AIM stock, assets, or rights;

                  (iv) each AIM Contract relating to the borrowing of money in excess of $10,000 by AIM, or the creation of an encumbrance on the assets of AIM valued at over $10,000;

                  (v) each AIM Contract for capital expenditures, for other expenditures not in the ordinary course of business involving expenditures of AIM, in each case, in excess of $10,000, or providing for an express undertaking by AIM to be responsible for consequential damages;

                  (vi) each license agreement (regardless of whether AIM is licensor or licensee) other than license agreements relating to off-the-shelf computer software purchased by AIM for less than $5,000 per unit, maintenance or support agreement, trial agreement, distribution, consulting, development or escrow agreement, or other AIM Contract with respect to the use, development, marketing and distribution of Intellectual Property (as defined in Section 3.11) including agreements with former employees, consultants and contractors regarding the development, appropriation or the non-disclosure of any Intellectual Property and any written settlement or consent relating to any Intellectual Property (unless otherwise listed in Sections 3.11 of the AIM Disclosure Schedule);

                  (vii) each AIM Contract with employees, officers and directors (unless otherwise listed in Section 3.10(a)(ii) or (viii) of the AIM Disclosure Schedule), relating to wages, hours, and other conditions of employment;

                  (viii) each AIM Contract to which, to AIM's and YHI's knowledge, any employee, consultant, or contractor of AIM is bound that in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or activity or to compete with any other person, or (B) assign to any other person such employee's, consultant's, or contractor's rights to any copyright, software, invention, improvement, or discovery (unless otherwise listed in Section 3.10(a)(vi) or (vii) of the AIM Disclosure Schedule);

                  (ix) each joint venture, partnership, and other AIM
Contract involving a sharing of profits, losses, costs, or liabilities by AIM with any other person (unless otherwise listed in Section 3.10(a)(x) of the AIM Disclosure Schedule);

                  (x) each AIM Contract providing for payments to or by any person based on sales, purchases, or profits, including distribution, reseller and sales representative agreements, other than direct payments for goods by end users of AIM's products;

                  (xi) each written warranty, guaranty, and/or other similar undertak ing with respect to contractual performance extended by AIM, other than in the ordinary course of business;

                  (xii) each AIM Contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by AIM of more than $25,000 or which is otherwise material to the business, operation or financial condition of AIM.

                  (b) Each of the AIM Contracts is in full force and effect and enforce able in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar debtor-creditor law and general principles of equity. Except as set forth in Section 3.10(b) of the AIM Disclosure Schedule, there exists no event of default or occurrence, condition or act on the part of AIM or, to the knowledge of AIM and YHI, on the part of the other parties to the AIM Contracts which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of the AIM Contracts, or cause or permit acceleration of any obligation of AIM, which individually or in the aggregate would have a material adverse effect on AIM. To the knowledge of AIM and YHI, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to AIM under current or completed AIM Contracts with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

                  (c) Except as set forth in Section 3.10(c) of the AIM Disclosure Schedule, no consent of any other party to the AIM Contracts is required in order for the AIM Contracts to remain in full force and effect following the Merger.

                  (d) Except as set forth in Section 3.10(d) of the AIM Disclosure Schedule, AIM is not a party to any agreement which materially limits the freedom of AIM to compete in any line of business in which it currently operates or with any person.

         SECTION 3.11 INTELLECTUAL PROPERTY.

                  (a) AIM owns or has the valid right to use all patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined below), and to the knowledge of AIM and YHI, technology, Trade Secrets (as defined in Section 3.11(e)) and other confidential information, knowhow, property, proprietary processes, formulae, algorithms, models and methodologies, licenses, agree ments and all other proprietary rights (collectively, the "Intellectual Property"), used in the business of AIM as currently conducted or as presently contemplated to be conducted. Section 3.11(a) of the AIM Disclosure Schedule sets forth, for the Intellectual Property owned by AIM, a complete and accurate list of all U.S. and foreign (i) patents and patent applications, (ii) trademark or service mark registrations and applications, (iii) copyright registrations and applications, (iv) material unregis tered copyrights other than in Software (which are covered by Section 3.11(i) below), service marks, trademarks, trade names, and slogans, and (v) Internet domain names, indicating for each the applicable jurisdiction, registration number (or application number) and date issued (or date filed).

                  (b) The Intellectual Property owned by AIM is free and clear of all Liens except as specifically identified in Section 3.11(b) of the AIM Disclosure Schedule. AIM is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.11(a) of the AIM Disclosure Schedule.

                  (c) The registrations listed in Section 3.11(a) of the AIM Disclosure Schedule are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or, to the best of AIM's and YHI's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed in Section 3.11(a) of the AIM Disclosure Schedule or, to the best of AIM's and YHI's knowledge, against any Intellectual Property licensed to AIM pursuant to the License Agreements (as defined below).

                  (d) Section 3.11(d) of the AIM Disclosure Schedule sets forth a complete and accurate list of all material agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether AIM is the licensee or licensor thereunder, and any written settlements or consents relating to any Intellectual Property (collectively, the "License Agree ments"), indicating for each the title, the parties, date executed, and the Intellectual Property covered thereby. Except as set forth in
Section 3.11(d) of the AIM Disclosure Schedule, there are no settlements, consents, judgments, or orders or other agreements to which AIM or YHI is a party or AIM or YHI otherwise has knowledge which restrict AIM's rights to use any Intellectual Property, or permit third parties to use any Intellectual Property which would otherwise infringe AIM's Intellectual Property.

                  (e) AIM takes reasonable measures to protect the confidentiality of its material trade secrets, know-how or other confidential information (together, "Trade Secrets") including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements. To AIM's and YHI's knowledge, no Trade Secret material to the business of AIM as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, including any employee, agent, contractor or other entity, other than pursuant to a non-disclosure agreement or other confidential obligation that adequately protects AIM's proprietary interests in and to such Trade Secrets. To AIM's and YHI's knowledge, no party to any non-disclosure agreement relating to AIM's Trade Secrets is in breach thereof.

                  (f) To AIM's and YHI's knowledge, the conduct of AIM's business as currently conducted or planned to be conducted does not infringe upon any Intellectual Property owned or controlled by any third party. There are no claims or suits pending or, to AIM's and YHI's knowledge, threatened, and AIM has not received any notice of a third party claim or suit (i) alleging that AIM's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, or
(ii) challenging the ownership, use, validity or enforceability of any Intellectual Property.

                  (g) To AIM's and YHI's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by or licensed to or by AIM and, except as set forth in Section 3.11(g) of the AIM Disclosure Sched ule, no such claims are pending against a third party by AIM.

                  (h) The consummation of the Merger and the transactions contem plated hereby will not result in the loss or impairment of AIM's right to own or use any of the Intellectual Property nor require the consent of any Governmental Entity or, except with respect to off-the-shelf Software purchased by AIM for less than $5,000 per unit, third party in respect of any such Intellectual Property.

                  (i) "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,
(iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) domain names and the technology supporting and content contained on the respective Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing. Section 3.11(i) of the AIM Disclosure Schedule lists all material computer programs and databases other than off-the-shelf applications programs which are owned, licensed, leased or otherwise used by AIM in connection with the operation of its businesses as currently conducted, including any Software currently or previously, or contemplated to be, licensed, sublicensed or sold by AIM, and identifies which is owned, licensed, leased, or otherwise used, as the case may be.

                  (j) Each item of Software listed in Section 3.11(i) of the AIM Disclosure Schedule is either (i) owned by AIM, (ii) currently in the public domain or other wise available to AIM without the license, lease or consent of any third party, or (iii) used under rights granted to AIM pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is set forth in Section 3.11(i) of the AIM Disclosure Schedule. To AIM's and YHI's knowledge, AIM's use of the Software set forth in Section 3.11(i) of the AIM Disclosure Schedule in connection with the operation of its business does not violate the rights of any third party. With respect to the Software set forth in Section 3.11(i) of the AIM Disclosure Schedule which AIM purports to own, such Software was either developed by (i) employees of AIM within the scope of their employment; or (ii) independent contractors who have assigned their rights to AIM pursuant to written agreements.

         SECTION 3.12 YEAR 2000. All Date Data and Date-Sensitive Systems, as of the date hereof, are, and as of the Closing Date, will be, Year 2000 Compliant, except for off-the-shelf Software purchased by AIM whose failure to be Year 2000 Compli ant would not be reasonably likely to result in a Material Adverse Change of AIM. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any Software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by AIM for its internal use, or which AIM sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which AIM provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (a) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (b) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware. In addition, AIM has not received written notice from any supplier of critical information technology systems or material current product offerings of any material Year 2000-related problem that affects AIM and would cause AIM to not be Year 2000 compliant

         SECTION 3.13 TAXES.

                  (a) Except as provided in Section 3.13(a) of the AIM Disclosure Schedule, AIM (i) has, within the time and in the manner prescribed by law, filed, or there has been filed on its behalf (and until the Closing will, within the time and in the manner prescribed by law, file, or will be filed on its behalf) all Tax Returns with respect to Taxes of AIM, including any consolidated, combined or unitary tax return of an affiliated group of which AIM is now or ever was a member, and all such Tax Returns are complete and accurate in all respects, (ii) has paid all Taxes that are required to be paid or that AIM is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and as to which adequate reserves have been provided, and (iii) has provided adequate accruals, except as in the aggregate would not have a material adverse effect on AIM, in its financial statements for the payment of all Taxes (including deferred income taxes).

                  (b) Except as provided in Section 3.13(b) of the AIM Disclosure Schedule, (i) there are not pending or threatened in writing any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax Return of AIM or any affiliated group of which AIM is now or ever was a member, (ii) there are no encumbrances for Taxes upon the assets or properties of AIM except for statutory liens for Taxes not yet due, (iii) no power of attorney has been granted by or with respect to AIM with respect to any matter relating to Taxes, (iv) all Tax deficiencies which have been claimed, proposed or asserted against AIM have been fully paid or finally settled, and no issue has been raised in any examination by any Tax authority, which, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for another year not so examined, (v) neither AIM nor any affiliated, consolidated, combined or unitary group of which AIM is now or ever was a member, has waived any statute of limitations or agreed to any extension of time within which to file any Tax Return, which such statute of limita tions has not expired or such Tax Return has not since been timely filed and (vi) AIM has made available to CDI true and correct copies of the federal income Tax Return and any state, local or foreign Tax Return for any jurisdiction that represents five percent or more of the aggregate taxable income of AIM as filed by AIM for each of the taxable years ended December 31, 1998, 1997, 1996 and 1995, together with true and correct copies of any audit reports, letter rulings, technical advice memoranda, closing agreements or other similar documents with respect to Taxes of AIM for such periods.

                  (c) Other than with respect to the affiliated group of which YHI is the common parent, AIM has not been a member of any affiliate group of corporations (as defined in Section 1504 of the Code) and is not a party to, bound by, or otherwise obligated under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

                  (d) For purposes of this Agreement, (i) the term "Tax" or "Taxes" includes all taxes, charges, fees, levies or other assessments imposed by any federal, state, local, or foreign taxing authority, including, without limitation, income, gross receipts, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, with holdings, estimated, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto) and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes including, without limitation, any supporting schedules or attachments and any amendments thereto.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS; LABOR RELATIONS.

                  (a) Section 3.14(a) of the AIM Disclosure Schedule contains a true and complete list of each employee benefit plan, program, agreement or arrangement, each stock-based or equity-based incentive plan or arrangement, each severance or material perquisite policy or program, in any case, whether written or oral, covering employees, former employees or directors of AIM, or providing benefits to such persons in respect of services provided to AIM (collectively, the "AIM Benefit Plans"). Section 3.14(a) of the AIM Disclosure
Schedule indicates which of the AIM Benefit Plans is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which of the AIM Benefit Plans is subject to Section 302 or Title IV of ERISA. AIM has no formal plan or commitment, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing AIM Benefit Plan that would affect any employee or former employee of AIM. No AIM Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of AIM for periods extending beyond their retirement or other termination or service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" (as that term is defined in ERISA) or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

                  (b) With respect to each AIM Benefit Plan, AIM has heretofore delivered to CDI true and complete copies of such AIM Benefit Plan and any amend ments thereto (or if the AIM Benefit Plan is not a written plan, a description thereof), and, if applicable, (i) any related trust or other funding vehicle,
(ii) any reports (including but not limited to Forms 5500 for the two most recently completed plan years) or summaries required under ERISA and any material amendments thereto and (iii) the most recent determination letter received from the Internal Revenue Service with respect to each AIM Benefit Plan intended to qualify under section 401 of the Code.

                  (c) Each AIM Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. Each AIM Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code and no consideration exists that would reasonably be expected to adversely affect such qualification. No AIM Benefit Plan is, nor has any AIM Benefit Plan been, during the last 6 years, subject to Section 302 or Title IV of ERISA. There are no pending or, to the knowledge of AIM and YHI, threatened or anticipated claims by or on behalf of any AIM Benefit Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits). With respect to the AIM Benefit Plans individually and in the aggregate, no event has occurred, and, to the knowledge of AIM and YHI, there exists no condition or set of circumstances that could subject AIM to any liability arising under the Code or any other applicable law, or under the terms of any AIM Benefit Plan or any indemnity agreement to which AIM is a party.

                  (d) Except as set forth in Section 3.14(d) of the AIM Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in combination with another event) (i) entitle any current or former employee, officer or director of AIM to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director. No amounts payable under the AIM Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

                  (e) Except as set forth in Section 3.14(e) of the AIM Disclosure Schedule, (i) AIM is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of AIM; and (ii) none of the employees of AIM are represented by any labor organization and neither AIM nor YHI have any knowledge of any current union organizing activities among the employees of AIM, nor does any question concerning representation exist concerning such employees.

                  (f) Except as set forth in Section 3.14(f) of the AIM Disclosure Schedule, (i) there are no employment contracts or severance agreements with any employees of AIM; (ii) there are no written personnel policies, rules or procedures applicable to employees of AIM; (iii) AIM is, and has at all times been, in material compliance with all applicable laws respecting employment and employment prac tices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (iv) to the knowledge of AIM and YHI, no charges with respect to or relating to AIM are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (v) to the knowledge of AIM and YHI, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to AIM and no such investigation is in progress; and (vi) to the knowledge of AIM and YHI, there are no complaints, controversies, lawsuits or other proceedings pending or threatened that allege or involve breach of any express or implied contract of employment, violation of any law or regulation governing employment, discriminatory hiring or termination of employees or tortious conduct in connection with the employment relationship.

                  (g) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), AIM has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of AIM, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of AIM; nor has AIM been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 3.14(g) of the AIM Disclosure Schedule, none of the employees of AIM has suffered an"employment loss" (as defined in the WARN Act) in the past five years.

                  (h) Section 3.14(h) of the AIM Disclosure Schedule contains a complete and accurate list of the following information for each employee of AIM, including each employee on leave of absence: name; job title; current compensation paid or payable and any change in compensation since December 31, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any AIM Benefit Plan. To AIM's and YHI's knowledge, no current officer or director of AIM is a party to, or is otherwise bound by, any agreement or arrange ment, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or officer or director and any other person ("Proprietary Rights Agreement") that in any way materially adversely affected, affects, or will materially adversely affect (i) the performance of his duties as an employee or officer or director of AIM, or (ii) the ability of AIM to conduct its business, including any Proprietary Rights Agreement with AIM by any such employee or director.

         SECTION 3.15 ACCOUNTS RECEIVABLE. All accounts receivable of AIM that are reflected on the October 31, 1999 and will be reflected on the December 31, 1999 balance sheets or on the accounting records of AIM as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth in Section 3.15 of the AIM Disclosure Schedules, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the October 31, 1999 or to be shown on the December 31, 1999 balance sheets or on the accounting records of AIM as of the Closing Date, which reserves are computed in accordance with GAAP. To the knowledge of AIM and YHI, there is no contest, claim, or right of set-off relating to the amount or validity of such Accounts Receiv able. Section 3.15 of the AIM Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of October 31, 1999 and December 31, 1999, which list sets forth the aging of such Accounts Receivable.

         SECTION 3.16 ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 3.16(a) of the AIM Disclosure Schedule, to AIM's and YHI's knowledge, there are no Hazardous Substances on, in, or under any property or buildings currently or formerly owned, leased or operated by AIM (the "AIM Facilities") the presence of which could reasonably be expected to result in a material adverse effect, individually or in the aggregate, on the business, operations, assets, or financial condition of AIM.

                  (b) Except as disclosed in Section 3.16(b) of the AIM Disclosure Schedule, (i) AIM is in full compliance with all Environmental Laws,
(ii) AIM has obtained all material permits required under any Environmental Law, and (iii) neither YHI nor AIM has received, or has knowledge of, any notice of any suit, litigation, arbitration, hearing, investigation or other action (whether civil, criminal, administrative or investigative) brought by or before any Governmental Entity or arbitrator ("Proceeding") relating to (A) any alleged noncompliance with any requirement of any Environmental Law or (B) the presence or alleged presence of Hazardous Substances in, under, or upon the AIM Facilities or upon the properties of any sites to which any of AIM's waste has been transported, whether for disposal or for any other purpose, and whether against AIM or any other person that could reasonably be expected to result in a material adverse effect, individually or in the aggregate, on the business, operations, assets, properties or financial condition of AIM and neither YHI nor AIM has knowledge of any basis for any such notice or action.

                  (c) Except as disclosed in Section 3.16(c) of the AIM Disclosure Schedule, except for noncompliances or liabilities that could not reasonably be expected to result in a material adverse effect on the business, operations, properties, assets or financial condition of AIM, individually or in the aggregate, to AIM's and YHI's knowledge, there have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents, or actions that could reasonably be expected to interfere with or prevent continued compliance with any requirement of any Environmental Law or that may give rise to any legal liability or otherwise form the basis of any Proceeding against or involving AIM based on any condition or any violation or alleged violation of any requirement of any Environmental Law.

                  (d) For purposes of this Agreement (i) "Hazardous Substances" means any wastes, substances, or materials (whether solids, liquids or gases) that are defined or regulated as hazardous or toxic under any Environmental Law, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in any Environmental Laws. "Hazardous Substances" includes, without limitation, polychlorinated biphenyls (PCBs), asbestos, lead-based paints and petroleum and petroleum products; and (ii) "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 ET SEQ.;

the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 ET SEQ.; the Resources Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 ET SEQ.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 ET SEQ.; or any other applicable federal, state, or local laws, regulations, ordinances, decrees, rules, judgments, orders or directives now or hereinafter in effect relating to the protection of human health, safety or the environment, or otherwise relating to Hazardous Substances generation, production, use, storage, treatment, transportation or disposal.

         SECTION 3.17 BANK ACCOUNTS. Section 3.17 of the AIM Disclosure Sched ule contains a complete and accurate list of each bank at which AIM has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw on such accounts or to have access to such boxes.

         SECTION 3.18 REAL PROPERTY; LEASES; EQUIPMENT, ETC.

                  (a) AIM owns no real property. Section 3.18(a) of the AIM Disclosure Schedule sets forth a complete and accurate listing of each lease and sublease pursuant to which AIM leases or sublets real property (collectively, the "Real Property Leases") and AIM has heretofore delivered to CDI a complete and accurate copy of each Real Property Lease. Each Real Property Lease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. AIM has not received any notice of, and there exists no material default or event, occurrence, condition or act, including without limitation, the execution and delivery of this Agreement and the consummation of the Merger, which constitutes or would constitute (with or without notice or lapse of time or both) a material default in any respect under any of the Real Property Leases. AIM has not received any notice of any event of default or any event, occurrence, condition or act, including without limitation, the execution and delivery of the Agreement and the consummation of the Merger, which constitutes or would constitute (with or without notice or lapse of time or both) a default in any respect under any of the Real Property Leases. To the knowledge of AIM and YHI with respect to real property covered by any leasehold interests in real property, the present use thereof complies, in all material respects, with all restrictive covenants, deeds and other restrictions and all zoning laws, ordinances and regulations of governmental or other authorities having jurisdiction thereof, and such premises are not presently affected, nor to the knowledge of AIM and YHI threatened, by any condemnation or eminent domain proceeding.

                  (b) Except as described in Section 3.18(b) of the AIM Disclosure Schedule, all equipment and tangible personal property used by AIM are either owned, free and clear of all Liens and encumbrances other than as reflected in the balance sheet of AIM as of October 31, 1999, and will be reflected in the balance sheet of AIM as of December 31, 1999, or are (i) used under capital leases reflected on such balance sheet or (ii) used under operating leases. Such Liens and encumbrances, individually and in the aggregate, are not material in amount, do not detract from the value of, or impair the use of, in the business of AIM, the properties subject thereto, and have arisen only in the ordinary course of business consistent with past practice. Section 3.18(b) of the AIM Disclosure Schedule lists all Liens and encumbrances of any nature covering AIM's assets.

                  (c) Section 3.18(c) of the AIM Disclosure Schedule sets forth a complete and accurate list of all capital leases and operating leases pursuant to which AIM leases property. To the knowledge of AIM and YHI, all such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been further supplemented, amended or modified. AIM has not received any notice of, and there exists no event of material default, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consum mation of the Merger, on the part of AIM, or to the knowledge of AIM and YHI, on the part of any other party, which constitutes or would constitute (with or without notice or lapse of time or both) a material default in any respect under any such lease. All of the equipment and tangible personal property valued at an original cost of $5,000 or more owned or leased by AIM is in good operating condition and repair, subject to normal wear and tear, and to the knowledge of AIM and YHI, none of such assets are in need of maintenance or repairs except for ordinary, routine maintenance.

                  (d) Except as set forth in Section 3.18(d) of the AIM Disclosure Schedule, none of the officers, directors, shareholders or employees of AIM has any interest in any property, real or personal, tangible or intangible, that is used in the business of AIM, including without limitation any Intellectual Property.

         SECTION 3.19 INSURANCE. Section 3.19 of the AIM Disclosure Schedule sets forth a complete and correct list of all insurance policies (including premiums, policy limits, deductibles, type of coverage and similar information) providing coverage in favor of AIM or any of its properties. Each such policy is in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. The coverage provided by such policies is, in AIM's and YHI's judgment, reasonable in scope and amount, in light of the risks attendant to the business and activities of AIM.

         SECTION 3.20 ABSENCE OF QUESTIONABLE PAYMENTS. AIM has not, nor has any director, officer, or to the knowledge of AIM and YHI, any agent, employee, consultant or other person associated with, or acting on behalf of, AIM, (a) used any AIM corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any AIM corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from AIM.

         SECTION 3.21 POWERS OF ATTORNEY; GUARANTEES. Except as set forth in
Section 3.21 of the AIM Disclosure Schedule, AIM does not have any power of attor ney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor (in the case of indemnitor, other than in the ordinary course of business) in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         SECTION 3.22 DISCLOSURE. No representation or warranty by AIM and YHI in this agreement and no statement contained in any document, schedule or certificate furnished or to be furnished by AIM or YHI to CDI or any of its representatives pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, contains as of the date hereof or will contain as of the Effective Time (after giving effect to the updating procedures set forth in Section 6.4) any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.23 SECURITIES LAWS MATTERS.

                  (a) YHI is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

                  (b) YHI is acquiring the shares of CDI Common Stock in the Merger for its own account and for investment purposes and, except as previously disclosed, not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of CDI Common Stock. YHI agrees that the shares of CDI Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such state securities laws.

                  (c) YHI confirms that it has such knowledge and experience in financial and business matters that YHI is capable of evaluating the merits and risks of an investment in the CDI Common Stock and of making an informed investment decision and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment; (ii) the purchase of the CDI Common Stock to be purchased by YHI hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment; and (iii) there are substantial restrictions on the transferability of, and there may be no public market for the CDI Common Stock, and accordingly, it may not be possible for YHI to liquidate YHI's investment in case of emergency.

                  (d) YHI has conducted its own independent review and analysis of the business, operations, assets, liabilities, financial condition and prospects of CDI and acknowledges that it has been provided access to the personnel, properties, premises and records of CDI for such purpose. In entering into this Agreement, YHI has relied solely upon its own investigation and analysis and the representations and warranties contained herein.

         SECTION 3.24 LOANS TO YHI. Except as set forth in Section 3.24 of the AIM Disclosure Schedule, there are no contracts or agreements (oral or written) relating to the lending or borrowing of any money between AIM and YHI.

         SECTION 3.25 WARRANTY CLAIMS. Except as set forth in Section 3.25 of the AIM Disclosure Schedule, there are no pending or, to the knowledge of AIM and YHI, threatened material claims relating to written warranties, guaranties or similar undertakings with respect to contractual performance by AIM.

         SECTION 3.26 TAX-FREE REORGANIZATION. Neither AIM nor YHI has taken or agreed to take any action that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                                  ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CDI

                  CDI represents and warrants to AIM and YHI as follows:

         SECTION 4.1 ORGANIZATION; SUBSIDIARIES.

                  (a) Except as set forth in Section 4.1 of the disclosure schedule to be delivered to AIM prior to the date of this Agreement (the "CDI Disclosure Schedule"), each of CDI and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section 4.1 of the CDI Disclosure Schedule, each of CDI and Merger Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on CDI. CDI has heretofore delivered to AIM accurate and complete copies of the Certificate of Incorporation and By-laws, as in effect as of the date of this Agreement, of CDI and Merger Sub. Section 4.1 of the CDI Disclosure Schedule sets forth a complete and accurate list of all jurisdictions in which CDI or Merger Sub is qualified or licensed to do business.

                  (b) Section 4.1(b) of the CDI Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of CDI (each a "CDI Subsidiary"). Each CDI Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as disclosed in Section 4.1(b) of the CDI Disclosure Schedule, CDI does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest (financial or otherwise) in any business. Except as disclosed in Section 4.1(b) of the CDI Disclosure Schedule, all of the outstanding shares of capital stock of each of the CDI Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by either CDI or another CDI Subsidiary free and clear of all Liens or other encumbrances. There are not as of the date of this Agreement, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the CDI Subsidiaries, or otherwise obligating CDI or any CDI Subsidiary to issue, transfer or sell any such securities. Except as set forth above or in Section 4.1(b) of the CDI Disclosure Schedule, there are no persons or entities (other than CDI Subsidiaries) in which CDI or any CDI Subsidiary has any voting rights or equity interests.

         SECTION 4.2 CAPITALIZATION. The authorized capital stock of CDI consists of (i) 40,000,000 shares of CDI Common Stock, of which, as of the date hereof, 19,150,400 shares are issued and outstanding and no shares are held in treasury. Section 4.2 of the CDI Disclosure Schedule sets forth, as of the date hereof, a true and complete list of each holder of CDI Common Stock and the amounts held and of the amounts of all outstanding options and warrants exercisable for shares of CDI's Common Stock. All of the outstanding shares of CDI Common Stock are, and all shares which may be issued pursuant to the outstanding options and warrants will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. Except as set forth above and in Section 4.2 of the CDI Disclosure Schedule, there are no outstanding options, warrants, calls, subscriptions, contracts, voting trusts, proxies or other rights or other agreements or commit ments obligating CDI to issue or sell or cause to be issued or sold any shares of capi tal stock of, or other equity interests in, CDI or securities convertible into or ex changeable for such shares or equity interests.

         SECTION 4.3 AUTHORITY. Each of CDI and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CDI and Merger Sub and no other corporate proceedings on the part of CDI or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Forms of the resolutions of the Boards of Directors of Merger Sub and CDI and the resolutions of CDI as the sole stockholder of Merger Sub reflecting such approval are attached hereto as Exhibits D, E and F, respectively. This Agreement has been duly executed and delivered by each of CDI and Merger Sub and constitutes a valid and binding obligation of each of CDI and Merger Sub enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.4 of CDI Disclosure Schedule, and except for filings and approvals which may be required under the DGCL, neither the execution or delivery of this Agreement by CDI and Merger Sub nor the consummation by CDI or Merger Sub of the trans actions contemplated hereby nor compliance by CDI and Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of CDI or any CDI Subsidiary, (ii) require any filing with, or authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any Lien) or require any authorization, consent or approval under, any material note, bond, mortgage, indenture, lease, license, con tract, agreement or other instrument or obligation to which CDI or any CDI Subsidiary is a party or by which any of their respective assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CDI, any CDI Subsidiary or any of their respective assets.

         SECTION 4.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) Section 4.5(a) of the CDI Disclosure Schedule contains the audited balance sheet of CDI as of December 31, 1998 and the unaudited balance sheet of CDI as of December 31, 1999, and the related statements of income for such fiscal years then ended. The balance sheets fairly present, in all material respects, the finan cial position of CDI as of their respective dates, and the statements of income fairly present, in all material respects, the results of operations, of CDI for the periods there in set forth, in each case in accordance with GAAP consistently applied during the periods involved. The financial statements for the year ended December 31, 1999 will be audited by Ernst & Young, CDI's certified independent accountant, and provided, along with Ernst & Young's opinion thereon, to YHI and AIM no later than February 14, 2000.

                  (b) Except as set forth in Section 4.5(b) of the CDI Disclosure Schedule, CDI does not have any liabilities or obligations of any material nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) which were not fully reflected or reserved against in the December 31, 1999 balance sheet, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice since the date thereof.

         SECTION 4.6 MATERIAL ADVERSE CHANGE. Except as disclosed in Section
4.6 of the CDI Disclosure Schedule, since December 31, 1999, there has not been any Material Adverse Change of CDI or any CDI Subsidiary.

         SECTION 4.7 NO DEFAULT. Except as set forth in Section 4.7 of the CDI Disclosure Schedule, neither CDI nor any CDI Subsidiary is in default or violation (and no event has occurred that with or without notice or lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws, (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which its assets maybe bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its assets.

         SECTION 4.8 LITIGATION. Except as set forth in Section 4.8 of the CDI Disclosure Schedule, neither CDI nor an CDI Subsidiary is a party to any, and there are no pending or, to the knowledge of CDI, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to CDI or any CDI Subsidiary, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to CDI any reasonable basis for any such proceedings, claim, action or governmental investigation. Neither CDI nor any CDI Subsidiary is a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

         SECTION 4.9 TAXES. Except for returns not yet due or the due dates of which have been appropriately extended, CDI has filed all federal, foreign, state and local Tax Returns which are required to be filed, and has paid, or made provision for the payment of, all Taxes shown as due on such Tax Returns for all periods ending on or before the date of Closing, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. To the knowledge of CDI, no audit of any federal, state or local Tax Return of CDI is in progress or pending, and no waiver of any statute of limitations has been given and is in effect with respect to the assessment of any Taxes for such periods. CDI is not a party to, bound by, or otherwise obligated under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

         SECTION 4.10 COMPLIANCE WITH APPLICABLE LAW. CDI and each CDI Subsidiary has all permits, licenses, franchises and other governmental authorizations necessary and material to conduct its business as presently conducted. The business of CDI and each CDI Subsidiary is presently being conducted so as to comply in all material respects with all federal, state and local governmental laws, rules, regulations, orders, writs, injunctions, and decrees applicable to it and neither CDI nor any CDI Subsidiary has received notice of violation of, or knows of any violations of any of the above. To the knowledge of CDI, no suspension or cancellation of any material license, franchise, permit or authorization of CDI or any CDI Subsidiary is threatened.

         SECTION 4.11 MERGER SUB. Merger Sub has not conducted any operations or incurred any liabilities or obligations other than arising under or in connection with its formation and the transactions contemplated hereby.

         SECTION 4.12 CDI COMMON STOCK. All of the CDI Common Stock to be issued in connection with the Merger will, at the time of such issuance, be validly issued, fully paid and nonassessable and free of preemptive rights and, except as provided for in this Agreement, free of any adverse Liens or encumbrances other than Liens resulting from YHI's own agreements. Assuming that the representations contained in Section 3.23 are true and correct, the issuance of the shares of CDI Common Stock in the Merger will not violate Section 5 of the Securities Act.

         SECTION 4.13 DISCLOSURE. No representation or warranty by CDI in this Agreement and no statement contained in any document, schedule or certificate furnished or to be furnished by CDI to AIM, YHI or any of their respective represen tatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains as of the date hereof or will contain as of the Effective Time (after giving effect to the updating procedures set forth in Section 6.4) any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circum stances under which they were made, not misleading.

         SECTION 4.14 TAX-FREE REORGANIZATION. Neither CDI nor Merger Sub has taken or agreed to take any action that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1 CONDUCT OF BUSINESS PENDING THE MERGER. From the date hereof until the Effective Time, CDI and AIM shall carry on their respective busi nesses in the usual and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, and to keep available the services of their present officers and employ ees and to preserve their relationships with persons having business dealings with them.

         SECTION 5.2 AIM COVENANTS.

                  (a) From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or to the extent CDI shall otherwise consent in writing, which consent shall not be unreasonably withheld, AIM shall not:

                  (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial equity interest in or all or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than assets acquired in the ordinary course of business which are immaterial in nature or amount;

                  (ii) other than in the ordinary course of business consistent with past practice, sell, assign, lease, or otherwise dispose of, or agree to sell, assign, lease or otherwise dispose of, all or any part of its assets or enter into any agreement to do the same;

                  (iii) except as set forth in Section 5.2(a)(iii) of the AIM Disclosure Schedule, make any capital expenditures or commitments for capital expenditures other than in the ordinary course of business and consistent with past practice and in an amount not in excess of $10,000 in respect of any individual project or $25,000 in the aggregate;

                  (iv) terminate, adopt, amend or enter into, except as may be required by applicable law or regulation, any bonus, profit sharing, severance, termination, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of its employees or pay any benefit not required by any existing plan or arrangement;

                  (v) make any Tax elections or settle or compromise any Tax liability or, except as required by law or applicable accounting standards, change any account ing policies or procedures;

                  (vi) enter into any new agreement which is or may be deemed to be material or amend or modify any AIM Contract;

                  (vii) (A) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (C) directly or indi rectly repurchase, redeem or otherwise acquire, any shares of its capital stock;

                  (viii) issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock of any class or any securities convertible into or exchange able for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, or convertible or exchangeable securities;

                  (ix) amend its Certificate of Incorporation or By-laws;

                  (x) incur any indebtedness for money borrowed or issue any debt securities; assume, guarantee, or otherwise become liable or responsible for the obli gations of any other person; or make any loans or capital contributions to, or invest ments in, any other person;

                  (xi) pay, discharge, settle or satisfy or agree to pay, discharge, settle or satisfy, any claims, liabilities or obligations other than when due in accordance with their respective terms and other than claims, liabilities, and obligations with re spect to itself in an amount not in excess of $10,000 individually or $25,000 in the aggregate;

                  (xii) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors;

                  (xiii) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

                  (xiv) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (xv) change its methods of accounting in effect at December 31, 1999;

                  (xvi) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property, other than in the ordinary course of business consistent with past practices; or

                  (xvii) agree to do any of the foregoing.

                  (b) AIM and YHI agree that each of them will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). AIM and YHI further agree that they will not, directly or indirectly, through any officer, director, employee, representative or agent or any of its subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock of AIM or similar transactions involving AIM, AIM's securities or any of its subsidiaries, other than a transaction with CDI and/or its affiliates (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisi tion Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. AIM agrees to notify CDI immediately after receipt by AIM of any Acquisition Proposal. Such notice shall be made orally and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

         SECTION 5.3 CDI COVENANTS. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or to the extent AIM in its discretion shall otherwise consent in writing, CDI shall not take or agree to take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

         SECTION 5.4 401(K) PLAN TRANSFER. As soon as practicable, and in any event within ninety (90) days, after and effective as of the Effective Time, CDI shall designate a defined contribution pension plan (or plans) and trust (or trusts) intended to qualify under Section 401(a) and Section 501(a) of the Code (such plan or plans referred to as "CDI'S SAVINGS PLAN"). As soon as practicable following receipt by YHI of either (A) a copy of a favorable determination letter issued by the Internal Revenue Service with respect to CDI's Savings Plan which takes into account recent plan amendments required under the Code or (B) an opinion, satisfactory to YHI's counsel, of CDI's counsel to the effect that the terms of CDI's Savings Plan and its related trust qualify under Section 401(a) and Section 501(a) of the Code, YHI and CDI shall cause the accounts under the Yankelovich Partners Inc. 401(k) Plan ("YHI'S SAVINGS PLAN"), and the value of assets attributable to such accounts, of the employees of AIM who will continue their employment with the Surviving Corporation upon the Effective Time and who are participants in YHI's Savings Plan as of the Effective Time to be transferred to CDI's Savings Plan in a "transfer of assets or liabilities" in accordance with Section 414(l) of the Code and Section 208 of ERISA and the respective rules and regulations promulgated thereunder. The assets to be transferred will be in the form of cash or other property, as YHI and CDI shall mutually agree prior to such transfer. Prior to such transfer, CDI will provide YHI with such documents and other information as YHI shall reasonably request to assure itself that CDI's Savings Plan and the trust established pursuant thereto
(i) permit the transfer by YHI of voluntary participant after-tax contributions and (ii) contain participant loan provisions and procedures necessary to effect the orderly transfer of participant loan balances associated with the transfer of assets. Prior to the transfer, YHI and CDI will notify the Internal Revenue Service of the transfer by timely filing Forms 5310-A, to the extent such filings are required, and YHI will provide CDI with copies of such personnel and other records of YHI pertaining to the employees of AIM who are participants in YHI's Savings Plan as of the Effective Time and such records of any agent or representative of YHI pertaining to such employees and such records of any agent or representative of YHI, in each case pertaining to YHI's Savings Plan and as CDI may reasonably request in order to administer and manage the accounts and assets transferred to CDI's Savings Plan. Upon such transfer, CDI's Savings Plan shall assume all liabilities and obligations whatsoever with respect to all amounts transferred from YHI's Savings Plan to CDI's Savings Plan in respect of such employees and each of YHI and its affiliates and YHI's Savings Plan shall be relieved of all such liabilities and obligations. CDI and YHI shall cooperate in the filing of documents required by the transfer of assets and liabilities described therein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO INFORMATION. Upon reasonable notice, each of CDI and AIM shall give to each other and its respective authorized representatives access, during normal business hours, to all its respective properties, books, and records and furnish promptly to the other all information concerning its business, properties and personnel as the other party hereto may reasonably request. Unless otherwise required by law, each of CDI and AIM will hold any such information which is nonpublic in strict confidence until such time as such information otherwise becomes publicly available through no wrongful act on its part, and in the event of termination of this Agreement for any reason CDI and AIM shall each promptly return to the other party all nonpublic documents obtained from the other party, and any copies made of such documents.

         SECTION 6.2 NOTIFICATION OF CERTAIN MATTERS. Each of the parties agrees to promptly notify the other of (a) events causing any representation or warranty contained herein to be untrue; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and
(c) any event, change or effect constituting a Material Adverse Change on such party or having a material adverse effect on its ability to consummate the transactions contemplated hereby in a timely manner.

         SECTION 6.3 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 6.4 SUPPLEMENTAL DISCLOSURE. Each of the parties hereto shall promptly supplement or amend its Disclosure Schedule with respect to any material matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be disclosed in its Disclosure Schedule; PROVIDED, HOWEVER, that any such supplemental or amended disclosure by one party shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the other party in its sole discretion.

         SECTION 6.5 TAX-FREE REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. No party to this Agreement shall take any action or allow or cause any action to be taken by any of its affiliates or fail to take any action or fail to allow or cause any action to be taken, that would be reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.


                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) APPROVALS. Other than the filing of the Certificate of Merger provided for by Section 1.3, all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity the failure of which to obtain would have a material adverse effect on the Surviving Corporation or which would prohibit the Merger shall have been filed, occurred or been obtained.

                  (b) NO RESTRAINTS. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Entity or other action taken, nor statute, rule, regulation, judgment or order enacted, amended, issued or deemed applicable to AIM, CDI or Merger Sub or this Agreement by any Governmental Entity and which shall remain in effect or any suit, claim, action or proceeding pending before any Governmental Entity, which, if adversely decided, would have the effect of (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Merger or the consummation of the transactions contemplated by this Agreement; (ii) prohibiting or materially limiting the ownership or operation by CDI or the Surviving Corporation of all or any material portion of the business or assets of AIM, CDI or Merger Sub or compelling CDI or the Surviving Corporation to dispose of or hold separate all or any material portion of the business or assets of AIM, CDI or Merger Sub as a result of the Merger or (iii) imposing material limitations on the ability of the holders of CDI Common Stock after the Merger to exercise full rights of ownership of any CDI Common Stock.

         SECTION 7.2 CONDITIONS OF OBLIGATIONS OF AIM. The obligations of AIM to effect the Merger shall be subject to the satisfaction of the following conditions unless waived by AIM:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CDI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and AIM shall have received a certificate signed on behalf of CDI by the chief executive officer of CDI to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. CDI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and AIM shall have received a certificate signed on behalf of CDI by the chief executive officer of CDI to such effect.

                  (c) SECRETARY'S CERTIFICATE. AIM shall have received from each of the Secretaries of CDI and Merger Sub a good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date.

         SECTION 7.3 CONDITIONS OF OBLIGATIONS OF CDI. The obligation of CDI to cause Merger Sub to effect the Merger is subject to the satisfaction of the following conditions unless waived by CDI:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AIM and YHI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and CDI shall have received certificates signed on behalf of AIM and YHI by their respective chief executive officers to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. AIM and YHI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and CDI shall have received a certificate signed on behalf of AIM and YHI by their respective chief executive officers to such effect.

                  (c) APPROPRIATE CONSENTS. AIM shall have obtained all consents, approvals and waivers of all persons and entities which CDI in its sole and absolute discretion deems to be appropriate in connection with the Merger, including, but not limited to, the consent of Roche Diagnostics Corporation ("Roche") to the assignment of the contract by and between Roche and Yankelovich Partners Inc. (the "Roche Contract") to AIM and furthermore, the consent of Roche to the assignment of the Roche Contract to the Surviving Corporation upon the Closing.

                  (d) EMPLOYMENT AGREEMENT. AIM and Scott Morrison shall have entered into an employment agreement effective as of the Effective Time, which upon its execution terminates the prior employment agreement between AIM and Mr. Morrison, and is in substantially the form attached hereto as Exhibit G.

                  (e) NONSOLICITATION AGREEMENT. AIM, CDI and YHI shall have entered into a nonsolicitation agreement effective as of the Effective Time in substantially the form attached hereto as Exhibit H.

                  (f) SECRETARY'S CERTIFICATE. CDI shall have received from each of the Secretaries of AIM and YHI a good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date.

                  (g) STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. YHI shall have entered into the stockholders agreement and registration rights agreement, in each case, as has been entered into by the other holders of CDI Common Stock, and forms of which have been provided to YHI.

                  (h) SECURITIES ACT OPINION. YHI shall have provided to CDI an opinion of its counsel, the opinion and counsel being reasonably satisfactory to CDI, concerning the applicable exemption under the Securities Act for any previously disclosed and pre-determined distributions of the CDI Common Stock to be received in the Merger Consideration.

                  (i) LOCK-UP AGREEMENT. YHI shall have entered into the lock-up agreement with SG Cowen, as has been entered into by other affiliates of CDI holding CDI Common Stock, substantially in the form attached hereto as Exhibit I, restricting YHI's ability to sell its CDI Common Stock for a specified period of time, if any, after CDI has an effective registration statement with the SEC for an initial public offering.

                  (j) MORRISON AFFIDAVIT. Mr. Scott Morrison shall have signed an affidavit asserting that (i) he is an "accredited investor" as such term is defined under

Regulation D of the Securities Act; (ii) he is aware and understands that the CDI Common Stock that he is receiving will be unregistered and "restricted" as such term is defined under Rule 144 of the Securities Act and (iii) he is aware and understands that the shares of CDI Common Stock that he is receiving may not be sold except pursuant to an effective registration statement under the Securities Act or an applicable exemption.

                  (k) SERVICES AGREEMENT. YHI shall have entered into a services agreement, effective as of the Effective Time in substantially the form at attached hereto as Exhibit J.


                                   ARTICLE VIII

                                   TERMINATION

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of AIM and CDI;

                  (b) by either AIM or CDI if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of CDI, in the case of a termination by AIM or on the part of AIM or YHI in the case of a termination by CDI, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 5 business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

                  (c) by either AIM or CDI if the Merger shall not have been consummated on or before February 15, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or before the aforesaid date.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either CDI or AIM as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AIM or CDI or their respective officers or directors, except for the second sentence of Section 6.1 and Section 11.1, which shall survive such termination. Nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.


                                  ARTICLE IX

                             SECURITIES LAW MATTERS

                  YHI agrees as follows with respect to the sale or other disposition of the shares of CDI Common Stock by YHI after the Closing:

         SECTION 9.1 DISPOSITION OF SHARES. YHI represents and warrants that, except as YHI has previously disclosed to CDI, the shares of CDI Common Stock are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to the terms of the stockholders agreement referred to in Section 7.3(g) and (a) an exemption or exclusion from the registration requirements under the Securities Act which does not require the filing by CDI with the Securities and Exchange Commission ("SEC") of any registration statement, offering circular or other document, in which case YHI shall first supply to CDI an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to CDI) that such exemption or exclusion is available, or (b) a registration statement filed by CDI with the SEC under the Securities Act (which YHI acknowledges CDI has no obligation to file).

         SECTION 9.2 LEGEND. The certificates for the shares of CDI Common Stock received in the Merger shall bear a legend as provided for in the stockholders agreement referred to in Section 7.3(g).


                                   ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         SECTION 10.1 SURVIVAL PERIODS. All representations and warranties of the parties contained in this Agreement shall survive the Effective Time until the two year anniversary of the Closing Date, except that the representations and warranties in Section 3.13 shall survive until all applicable statutes of limitation with respect to matters set forth therein have elapsed (each such period to be referred to herein as the

"Survival Period"). Notwithstanding the foregoing, all representations and warranties shall continue in effect in the event a claim for breach thereof has been made prior to the expiration of the applicable Survival Period and shall survive until such claim is resolved.

         SECTION 10.2 INDEMNIFICATION OF CDI.

                  (a) Subject to the terms and conditions set forth herein, from and after the Closing Date, YHI agrees to defend, indemnify and hold harmless CDI, the Surviving Corporation and their respective successors and assigns (individually, a "CDI Indemnitee," and collectively, the "CDI Indemnitees"), from and against all liability, demands, claims, actions, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "CDI Damages") asserted against or incurred by any CDI Indemnitee as a result of or arising out of or otherwise relating to (i) any breach of a representation or warranty of AIM or YHI contained in or made pursuant to this Agreement when made or at and as of the Closing Date as though such representation or warranty was made at and as of the Closing Date, (ii) any failure by AIM or YHI to perform or otherwise fulfill or comply with any undertaking, agreement or obligation to be performed, fulfilled or complied with by AIM or YHI under this Agreement prior to the Closing Date or
(iii) any performance or nonperformance by the CDI Indemnitee or otherwise relating to any contract listed in Section 3.10 of the AIM Disclosure Schedule.

                  (b) YHI's obligation to indemnify the CDI Indemnitees pursuant to Section 10.2(a) is subject to the following limitations:

                  (i) No indemnification shall be made by YHI unless and until the aggregate amount of CDI Damages exceeds $100,000, in which event indemnification shall be made by YHI for that amount of CDI Damages that exceeds $100,000. Notwithstanding the foregoing, YHI shall indemnify the CDI Indemnitees for the full amount of CDI Damages relating to that certain contract by and between AIM and Vail (the "Vail Contract") and the full amount of CDI Damages relating to Mr. William Simpson's claim concerning his termination from employment at AIM (the "Simpson Matter");

                  (ii) In no event shall YHI's aggregate obligation to indemnify the CDI Indemnitees exceed the sum of $3,000,000; except that any CDI Damages resulting from the Vail Contract and Simpson matter shall not be included in any calculations of the $3,000,000 limit discussed in this Section; and

                  (iii) The amount of any CDI Damages shall be reduced by any amount received by a CDI Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. The CDI Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a CDI Indemnitee receives an amount under insurance coverage or from such other party with respect to CDI Damages at any time subsequent to any indemnification provided by YHI pursuant to this Section 10.2, then such CDI Indemnitee shall promptly reimburse YHI for any payment made or expense incurred by YHI in connection with providing such indemnification up to such amount received by the CDI Indemnitee.

         SECTION 10.3 INDEMNIFICATION OF YHI.

                  (a) Subject to the terms and conditions set forth herein, from and after the Closing Date, CDI agrees to defend, indemnify and hold harmless YHI (the "AIM Indemnitee"), from and against all liability, demands, claims, actions, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "AIM Damages") asserted against or incurred by the AIM Indemnitee as a result of or arising out of or otherwise relating to (i) any breach of a representation or warranty of CDI contained in or made pursuant to this Agreement when made or at and as of the Closing Date as though such representation or warranty was made at and as of the Closing Date or (ii) any failure to perform or otherwise fulfill any undertaking, agreement or obligation to be performed, fulfilled or complied with by CDI under this Agreement prior to the Closing Date.

                  (b) CDI's obligation to indemnify the AIM Indemnitee pursuant to Section 10.3(a) is subject to the following limitations:

                  (i) No indemnification shall be made by CDI unless and until the aggregate amount of AIM Damages exceeds $100,000, in which event indemnification shall be made by CDI for that amount of AIM Damages that exceeds $100,000;

                  (ii) In no event shall CDI's aggregate obligation to indemnify the AIM Indemnitee exceed the sum of $3,000,000; and

                  (iii) The amount of any AIM Damages shall be reduced by any amount received by the AIM Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. The AIM Indemnitee shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If the AIM Indemnitee receives an amount under insurance coverage or from such other party with respect to AIM Damages at any time subsequent to any indemnification provided by CDI pursuant to this Section 10.3, then such AIM Indemnitee shall promptly reimburse CDI for any payment made or expense incurred by CDI in connection with providing such indemnification up to such amount received by the AIM Indemnitee.

         SECTION 10.4 INDEMNIFICATION PROCEDURES. The party or parties being indemnified, CDI Indemnitee and AIM Indemnitee, are referred to herein as the "Indemnified Party" and the indemnifying party is referred to herein as the "Indemnifying Party."

                  (a) The Indemnified Party shall use commercially reasonable efforts to minimize any Losses in respect of which indemnity may be sought hereunder, PROVIDED, HOWEVER, that this sentence shall not be construed to release the Indemnifying Party from liability for the breach of any representation, warranty, covenant or agreement contained in this Agreement or to waive the rights of an Indemnified Party to indemnification for the breach of any representation, warranty, covenant or agreement contained in this Agreement. The Indemnified Party shall give written notice (the "Indemnification Notice") to the Indemnifying Party within ten (10) days after discovery by the Indemnified Party of any matters giving rise to a claim for indemnification or reimbursement under this Agreement; PROVIDED, HOWEVER, that if no prejudice results from a failure to deliver prompt notice of a claim, no penalty shall be exacted therefor and the Indemnified Party shall continue to be entitled to indemnification. Notwithstanding the preceding sentence, any such Indemnification Notice must be given before the end of the Survival Period.

                  (b) In case any such action, proceeding or claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party advises the Indemnified Party that the Indemnifying Party will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any Indemnification Notice to notify, in writing, the Indemnified Party of its election to defend, settle or compromise, at its sole cost and expense, any action or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder.

                  (c) The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the Indemnifying Party does not assume the defense, the Indemnified Party shall keep the Indemnifying Party appraised at all times as to the status of the defense; PROVIDED, HOWEVER, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder. Payment of indemnification amounts hereunder shall be made to the person or entity specified by the Indemnified Party. Anything in this Article X to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

         SECTION 10.5 INSURANCE. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to damages to the extent of any indemnification payments made hereunder.

         SECTION 10.6 SOLE REMEDIES. The indemnification provided for in this
Article X shall be the sole remedy against an Indemnifying Party with respect to the matters covered by this Article X; PROVIDED, HOWEVER, that nothing in this agreement shall preclude any remedy available at law or in equity for fraud or similar acts.

                                  ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         SECTION 11.2 BROKERS OR FINDERS. Each of AIM, YHI and CDI represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         SECTION 11.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and, if required by law, their respective stockholders, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 11.4 EXTENSION; WAIVER. At any time prior to the Effective Time, either party hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         SECTION 11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to AIM or YHI, to:

                            Yankelovich Holdings Inc.
                            101 Merritt 7 Corporate Park
                            Norwalk, Connecticut  06851
                            Attn: Mr. John S. Struck
                            Fax: (203) 845-8373

                  with a copy to:

                            Kleban & Samor, P.C.
                            2425 Post Road
                            P.O. Box 763
                            Southport, Connecticut  06490
                            Attn: Mr. Al Samor
                            Fax: (203) 259-9617

                  and

                  if to CDI, to:

                            Cyber Dialogue Inc.
                            304 Hudson Street
                            New York, New York  10013
                            Attn: Andrew Watt
                            Fax: (212) 255-6622

                  with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            1440 New York Avenue, N.W.
                            Washington, D.C. 20005
                            Attn:  Michael P. Rogan, Esq.
                            Fax: (202) 393-5760


         SECTION 11.6 DESCRIPTIVE HEADINGS. The descriptive headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single agreement.

         SECTION 11.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger; and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 11.9 GOVERNING LAW; ARBITRATION.

                  (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                  (b) Except as specifically provided for elsewhere in this Agreement, all claims and controversies arising out of or in connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") or the existing Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any arbitration shall occur in Connecticut and any judgment on the award rendered in such arbitration shall be entered in any Connecticut state or federal court having jurisdiction. The party filing the arbitration shall have the right to select either AAA or JAMS. The prevailing party in any arbitration proceeding hereunder as determined by the arbitrator or in any legal proceedings or actions arising from or in connection with this Agreement shall be entitled to recover reasonable attorneys' fees, costs and expenses and the losing party shall be responsible for payment of the arbitrator's fee(s). Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder. The parties agree that the arbitrator shall not have the power to award punitive damages.

         SECTION 11.10 PUBLICITY. CDI and YHI shall consult with each other prior to issuing any press release or making any other public announcement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law or by applicable rules of any securities exchange.

         SECTION 11.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that CDI shall be entitled without the consent of AIM or YHI to assign the rights of Merger Sub to consummate the Merger to any other wholly-owned subsidiary. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         SECTION 11.12 SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, the other party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

                  IN WITNESS WHEREOF, CDI, Merger Sub, YHI and AIM have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                    CYBER DIALOGUE INC.


                                    By:  /s/  Andrew Watt
                                       -------------------------------
                                       Name:  Andrew Watt
                                       Title: Chief Operating Officer


                                    AIM ACQUISITION I INC.


                                    By:  /s/  Andrew Watt
                                       -------------------------------
                                       Name:  Andrew Watt
                                       Title: Treasurer


                                    YANKELOVICH HOLDINGS INC.


                                    By:  /s/  John S. Struck
                                       -------------------------------
                                       Name:  John S. Struck
                                       Title: President


                                    APPLIED INFORMATION MANAGEMENT
                                         MARKETING, INC.


                                    By:  /s/  John S. Struck
                                       -------------------------------
                                       Name:  John S. Struck
                                       Title: Treasurer